UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2025

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock	LTRPA	OTCQB Venture Market
Series B Common Stock	LTRPB	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Tripadvisor Amended Credit Agreement

On March 20, 2025, Tripadvisor, Inc., a Delaware corporation (“Tripadvisor”), Tripadvisor Holdings, LLC, a Massachusetts limited liability company (“Holdings”), and Tripadvisor LLC, a Delaware limited liability company, entered into the Second Amendment (the “Amendment”) by and among Tripadvisor, Holdings, Tripadvisor LLC, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, which amends the Credit Agreement, dated as of June 26, 2015 (as amended and restated as of June 29, 2023 and as further amended by the First Amendment dated as of July 8, 2024 (as so amended, the “Restated Credit Agreement”), and as further amended by the Amendment, the “Amended Credit Agreement”). The Amendment provides for a $350.0 million upsize to Tripadvisor’s existing term loan B credit facility maturing July 8, 2031, with an interest rate based on SOFR plus 2.75% (the “Tack-On Incremental Term Loan B Facility”). The proceeds from the Tack-On Incremental Term Loan B Facility will be used to fund the repurchase, repayment or redemption of Tripadvisor’s outstanding 0.25% Convertible Senior Notes due 2026 and for general corporate purposes. Any terms not otherwise defined herein shall have the meaning ascribed to it in the Amendment.

The Amended Credit Agreement includes terms similar to those under the Restated Credit Agreement subject to certain changes, including, among other items, the implementation of an increase to the existing Term Loan B Facility in the amount of $350.0 million.

The Amended Credit Agreement continues to include certain customary restrictions on the ability of Tripadvisor and its subsidiaries to, among other things, incur additional indebtedness, grant additional liens, and make investments, acquisitions, dispositions, distributions, and other payments, with certain exceptions as more specifically described in the Amended Credit Agreement. The Tack-On Incremental Term Loan B Facility has no financial covenant.

The Amended Credit Agreement contains customary events of default, including, with respect to the Term Loan B Facility, a customary cross-acceleration event of default with the revolving facility under the Amended Credit Agreement. If an event of default occurs and is continuing, then, among other things, the lenders may declare any outstanding obligations under the Amended Credit Agreement to be immediately due and payable and exercise their rights and remedies against the collateral. The obligations under the Amended Credit Agreement are secured by substantially all assets, whether personal, tangible or intangible, of Tripadvisor and the Subsidiary Loan Parties as granted under the Security Documents.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement) filed as Exhibit 99.1 to Tripadvisor’s Current Report on Form 8-K (File No. 001-35362), filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2025 and is incorporated herein by reference.

Certain of the agents and lenders under the Amended Credit Agreement, or their affiliates, have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Tripadvisor, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Tripadvisor Loan Facility

As previously disclosed on the Current Report on Form 8-K filed by Liberty TripAdvisor Holdings, Inc., a Delaware corporation (“Liberty TripAdvisor” or the “Company”), on December 19, 2024, in connection with Agreement and Plan of Merger (the “Merger Agreement”) with Tripadvisor, and Telluride Merger Sub Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tripadvisor (“Merger Sub”), whereby subject to the terms thereof, (i) Merger Sub will merge with and into Liberty TripAdvisor (the “Merger”), with Liberty TripAdvisor surviving the Merger as the surviving corporation and a wholly owned subsidiary of Tripadvisor; and (ii) the Merger will be immediately followed by a merger of, Liberty TripAdvisor, as such surviving corporation, with and into TellurideSub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Tripadvisor (“ParentSub LLC”) (such merger, the “ParentSub LLC Merger”, and together with the Merger, the “Combination”), with ParentSub LLC surviving the ParentSub LLC Merger as the surviving company and a wholly owned subsidiary of Tripadvisor, under certain circumstances, Tripadvisor agreed to provide a loan facility to Liberty TripAdvisor.

On March 20, 2025, Liberty TripAdvisor and Tripadvisor entered into a Loan Agreement, dated as of March 20, 2025 (the “Loan Agreement”), by and among Liberty TripAdvisor, as borrower, Liberty TripAdvisor’s wholly owned subsidiaries, as guarantors, and Tripadvisor, as lender.

The Loan Agreement provides for a term loan facility in an amount not to exceed $330,805,418 (the “TRIP Loan Facility”). Borrowings under the TRIP Loan Facility bear interest at the secured overnight financing rate as administrated by the Federal Reserve Bank of New York plus a credit spread adjustment of 0.10% and a margin of 6.00%. Loans under the TRIP Loan Facility may not be prepaid without the prior written consent of Tripadvisor. Any amounts repaid on the TRIP Loan Facility may not be reborrowed.

The loans under the TRIP Loan Facility are scheduled to mature on (a) the earlier of (1) September 18, 2025 and (2) 15 business days after the termination of the Merger Agreement or (b) such later date as jointly agreed to by Liberty TripAdvisor and Tripadvisor. The TRIP Loan Facility must be repaid at maturity in cash by Liberty TripAdvisor. Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of the obligations under the Loan Agreement are guaranteed by Liberty TripAdvisor’s wholly owned subsidiaries and secured by substantially all assets of Liberty TripAdvisor and such subsidiaries.

The Loan Agreement contains certain customary covenants, including covenants that restrict Liberty TripAdvisor and its subsidiaries (subject to certain exceptions) from, among other things: incurring additional indebtedness; creating liens on its assets; making capital expenditures; making investments; and disposing of assets.

Borrowings under the Loan Agreement may be used to (i) repurchase or settle Liberty TripAdvisor’s exchange obligations with respect to its 0.50% exchangeable senior debentures due 2051 and (ii) pay fees, costs and expenses incurred in connection therewith and in connection with the Loan Agreement.

The foregoing description of the Loan Agreement and the TRIP Loan Facility does not purport to be complete and is qualified in its entirety by the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.2 and the terms of which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement,” above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment, dated March 20, 2025, to the Credit Agreement dated as of June 26, 2015, as amended and restated as of June 29, 2023, and as further amended as of July 8, 2024, by and among Tripadvisor, Inc., Tripadvisor Holdings, LLC, Tripadvisor, LLC, the other Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 99.1 to Tripadvisor’s Current Report on Form 8-K (File No. 001-35362), filed with the SEC on March 20, 2025).
10.2	Loan Agreement, dated March 20, 2025, by and among Liberty Tripadvisor Holdings, Inc., the guarantors from time to time party thereto, and Tripadvisor, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain statements relating to the completion of the proposed Merger and the use of the proceeds of the TRIP Loan Facility. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs in connection with the proposed transaction (including significant tax liability); any effect of the announcement of the proposed transaction on the ability of Liberty TripAdvisor and Tripadvisor to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the parties may not realize the potential benefits of the proposed transaction in the near term or at all; the satisfaction of all conditions to the proposed transaction (including stockholder approvals) may not be achieved; the proposed transaction may not be consummated; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction; unfavorable outcome of legal proceedings; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks related to Liberty TripAdvisor’s failure to repay the TRIP Loan Facility when due; risks relating to Tripadvisor operating without a controlling stockholder after the closing of the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Tripadvisor’s and/or Liberty TripAdvisor’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Tripadvisor and Liberty TripAdvisor file with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Tripadvisor and Liberty TripAdvisor expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tripadvisor’s or Liberty TripAdvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tripadvisor and Liberty TripAdvisor, including their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Tripadvisor or Liberty TripAdvisor subsequently file with the SEC, for additional information about Tripadvisor and Liberty TripAdvisor and about the risks and uncertainties related to Tripadvisor’s and Liberty TripAdvisor’s businesses which may affect the statements made in this Current Report on Form 8-K.

No Offer or Solicitation

This communication is not intended to, and does not, constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty TripAdvisor or Tripadvisor. Liberty TripAdvisor has filed with the SEC relevant materials, including a proxy statement on Schedule 14A in connection with the proposed transaction and a Schedule 13E-3 transaction statement. LIBERTY TRIPADVISOR’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS FILED AS EXHIBITS THEREWITH, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the confirmation (or deemed confirmation) by the staff of the SEC that there are no further comments on the proxy statement or that Liberty TripAdvisor may commence mailing of the proxy statement, the proxy statement and other relevant materials for the proposed transaction will be mailed to all Liberty TripAdvisor stockholders. Copies of these SEC filings will be available, free of charge, at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5200.

Participants in a Solicitation

Liberty TripAdvisor anticipates that the following individuals will be participants (the “Liberty TripAdvisor Participants”) in the solicitation of proxies from holders of Liberty TripAdvisor’s Liberty TripAdvisor’s Series A common stock, par value $0.01 per share (“LTRPA”), and Series B common stock, par value $0.01 per share (“LTRPB”), in connection with the proposed transaction: Gregory B. Maffei, Chairman of the board of directors of Liberty TripAdvisor (the “Liberty TripAdvisor Board”) and Liberty TripAdvisor’s President and Chief Executive Officer, Christy Haubegger, Michael J. Malone, Chris Mueller, Larry E. Romrell, Albert E. Rosenthaler and J. David Wargo, all of whom are members of the Liberty TripAdvisor Board, Brian J. Wendling, Liberty TripAdvisor’s Senior Vice President and Chief Financial Officer, and Renee L. Wilm, Liberty TripAdvisor’s Chief Legal Officer and Chief Administrative Officer. Information regarding the Liberty TripAdvisor Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Liberty TripAdvisor’s transactions with related persons can be found under the captions “Proposal 1 – The Election of Directors Proposal”, “Director Compensation”, “Proposal 3 – The Say-On-Pay Proposal”, “Executive Officers”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management” and “Certain Relationships and Related Party Transactions” contained in Liberty TripAdvisor’s definitive proxy statement for its 2024 annual meeting of stockholders (the “Liberty Proxy Statement”), which was filed with the SEC on April 24, 2024 and is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1606745/000110465924051281/tm242814d2_def14a.htm. To the extent that certain Liberty TripAdvisor Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Liberty Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1606745&owner=exclude. Additional information regarding the Liberty TripAdvisor Participants in the proxy solicitation and a description of their interests is contained in the proxy statement for Liberty TripAdvisor’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

Tripadvisor anticipates that the following individuals may be participants (the “Tripadvisor Participants”) in the solicitation of proxies from holders of Liberty TripAdvisor’s LTRPA and LTRPB in connection with the proposed transaction: Gregory B. Maffei, Chairman of the board of directors of Tripadvisor (the “Tripadvisor Board”), Matt Goldberg, President and Chief Executive Officer and Director, Trynka Shineman Blake, Betsy Morgan, Jay C. Hoag, Greg O’Hara, Jeremy Philips, Albert E. Rosenthaler, Jane Jie Sun and Robert S. Wiesenthal, all of whom are members of the Tripadvisor Board, Mike Noonan, Chief Financial Officer, and Seth J. Kalvert, Chief Legal Officer and Secretary. Information about the Tripadvisor Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Tripadvisor’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Proposal No. 3: Advisory Vote on Compensation of Named Executive Officers”, “Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Resolutions to Approve The Compensation Of Tripadvisor’s Named Executive Officers”, “Executive Officers”, “Compensation Discussion and Analysis”, “CEO Pay Ratio”, “Pay Versus Performance”, “Executive Compensation”, “Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” contained in Tripadvisor’s definitive proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 29, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1526520/000095017024049349/trip-20240426.htm) and other documents subsequently filed by Tripadvisor with the SEC. To the extent holdings of Tripadvisor capital stock by the directors and executive officers of Tripadvisor have changed from the amounts of Tripadvisor capital stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the Tripadvisor Participants in the proxy solicitation and a description of their interests is contained in the proxy statement for Liberty TripAdvisor’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President